LOCK-UP AGREEMENT

   October 26, 2021

Morgan Stanley & Co. LLC
Goldman Sachs & Co. LLC

Cowen and Company, LLC

Piper Sandler & Co.

As Representatives of the several Underwriters

listed in Schedule I to the Underwriting Agreement

referred to below

c/o	Morgan Stanley & Co. LLC 1585 Broadway New York, NY 10036
c/o	Goldman Sachs & Co. LLC 200 West Street New York, NY 10282-2198
c/o	Cowen and Company, LLC 599 Lexington Avenue New York, NY 10022
c/o	Piper Sandler & Co. 800 Nicollet Mall Minneapolis, MN 55402

Ladies and Gentlemen:

The undersigned understands that you, as Representatives of the several Underwriters, propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Repare Therapeutics Inc., a corporation continued under the Business Corporations Act (Québec) (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters named in Schedule I to the Underwriting Agreement (the “Underwriters”), of common shares (the “Shares”) of the Company, no par value per share (the “Common Shares”). “Representatives” means, collectively, Morgan Stanley & Co. LLC, Goldman Sachs & Co. LLC, Cowen and Company, LLC and Piper Sandler & Co.

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, and will not publicly disclose an intention to, during the period commencing on the date hereof and ending 60 days after the date of the final prospectus supplement (the “Prospectus”) (such period, the “Restricted Period”) relating to the Public Offering, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Shares beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Shares or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to:

(a)               transactions relating to Common Shares or other securities acquired in the Public Offering or in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made during the Restricted Period in connection with subsequent sales of Common Shares or other securities acquired in the Public Offering or in such open market transactions,

(b)               transfers or distributions of Common Shares or any security convertible into or exercisable or exchangeable for Common Shares (i) as a bona fide gift or charitable contribution, (ii) by will or intestacy or to any member of the undersigned’s immediate family or to a trust for the direct or indirect benefit of the undersigned and/or any member of the undersigned’s immediate family, (iii) to any corporation, partnership, limited liability company or other business entity, all of the beneficial ownership interests of which, in each such case, are held by the undersigned or any member of the undersigned’s immediate family, (iv) if the undersigned is an entity, to limited partners, members, shareholders or holders of similar equity interests in the undersigned or (v) if the undersigned is an entity, to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned, or to any investment fund or other entity controlled or managed by the undersigned or affiliated with the undersigned, provided that (A) each transferee or distributee shall sign and deliver a lock-up agreement substantially in the form of this agreement and (B) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of Common Shares, shall be required or shall be voluntarily made during the Restricted Period, and provided further that any such transfer shall not involve a disposition for value;

(c)               transfers of Common Shares or any security convertible into or exercisable or exchangeable for Common Shares by operation of law pursuant to a qualified domestic order or other court order or in connection with a divorce settlement; provided that (i) any filing under Section 16(a) of the Exchange Act made during the Restricted Period shall clearly indicate in the footnotes thereto that (A) the filing relates to the circumstances described in this paragraph and (B) no securities were sold by the undersigned, and (ii) the undersigned does not otherwise voluntarily effect any other public filing or report regarding such transfers during the Restricted Period;

(d)               (i) the exercise of options or other similar awards or the vesting or settlement of awards granted pursuant to the Company’s equity incentive plans as described in the Prospectus (including the delivery and receipt of Common Shares, other awards or any securities convertible into or exercisable or exchangeable for Common Shares in connection with such exercise, vesting or settlement), or (ii) the transfer or disposition of Common Shares or any securities convertible into Common Shares by the undersigned to the Company (or the purchase and cancellation of same by the Company) upon a vesting or settlement event of the Company’s securities or upon the exercise of options to purchase the Company’s securities on a “cashless” or “net exercise” basis to the extent permitted by the instruments representing such options pursuant to the Company’s equity incentive plans as described in the Prospectus, provided that (x) the Common Shares received upon exercise or settlement of the option are subject to the terms of this agreement, (y) no public disclosure or filing under Section 16(a) of the Exchange Act shall be voluntarily made during the Restricted Period and (z) to the extent a filing under Section 16(a) of the Exchange Act is required during the Restricted Period as a result of transfers in this paragraph, it shall clearly indicate that the filing relates to the circumstances described in this paragraph;

(e)               transfers to the Company to the extent required in order to satisfy the exercise price and/or any income, employment tax withholding and remittance obligations upon the vesting or exercise of an option or other award granted under an equity incentive plan or share purchase plan of the Company described in the Prospectus or the conversion or exercise of a warrant of the Company described in the Prospectus; provided that (i) any filing under Section 16(a) of the Exchange Act made during the Restricted Period shall clearly indicate in the footnotes thereto that (A) the filing relates to the circumstances described in this paragraph and (B) no securities were sold by the undersigned, and (ii) the undersigned does not otherwise voluntarily effect any other public filing or report regarding such transfers during the Restricted Period;

(f)                transfers to the Company in connection with the repurchase of Common Shares in connection with the termination of the undersigned’s employment with the Company or other service relationship with the Company, provided that no public disclosure or filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made during the Restricted Period;

(g)               transactions pursuant to any trading plan pursuant to Rule 10b5-1 under the Exchange Act, entered into prior to the date hereof; provided that any filing under Section 16(a) of the Exchange Act made during the Restricted Period shall clearly indicate in the footnotes thereto that the filing relates to the circumstances described in this paragraph;

(h)               the establishment or modification of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Common Shares, provided that (i) such plan does not provide for the transfer of Common Shares during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Shares may be made under such plan during the Restricted Period; or

(i)                 transfers pursuant to a bona fide third-party tender offer for all outstanding Common Shares or securities convertible into or exercisable or exchangeable for Common Shares, merger, amalgamation, consolidation or other similar transaction approved by the Company’s Board of Directors and made to all holders of the Company’s securities involving a change of control of the Company (including, without limitation, the entering into any lock-up, voting or similar agreement pursuant to which the undersigned may agree to transfer, sell, tender or otherwise dispose of Common Shares or other such securities in connection with such transaction, or vote any Common Shares or other such securities in favor of any such transaction); provided that in the event that such tender offer, merger, amalgamation, consolidation or other such transaction is not completed, such securities held by the undersigned shall remain subject to the provisions of this agreement.

In addition, the undersigned agrees that (a) without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any Common Shares or any security convertible into or exercisable or exchangeable for Common Shares and (b) in connection with the Public Offering, it waives any and all notice requirements and rights with respect to the registration of any such Common Shares pursuant to any agreement, understanding or otherwise to which the undersigned is a party. In addition, the undersigned hereby waives any and all preemptive rights, participation rights, resale rights, rights of first refusal and similar rights that the undersigned may have in connection with the Public Offering or in connection with any reorganization that may be consummated before or in connection with the Public Offering. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Common Shares except in compliance with the foregoing restrictions.

For purposes of this agreement, (i) “immediate family” shall mean any relationship by blood, marriage, domestic partnership or adoption, not more remote than first cousin, and (ii) “change of control” shall mean the consummation of any bona fide third party tender offer, merger, amalgamation, consolidation or other similar transaction the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of greater than 50% of total voting power of all outstanding voting securities of the Company (or the surviving entity).

In the event that a release is granted to any Major Holder (as defined below) other than the undersigned relating to the lock-up restrictions set forth above for Common Shares, the same percentage of Common Shares held by the undersigned shall be immediately and fully released (the “Pro-rata Release”) on the same terms from any remaining lock-up restrictions set forth herein. Notwithstanding the foregoing, no waiver or termination will constitute a Pro-rata Release, if: (a) such release is granted from such lockup restrictions to any individual party or parties (other than shareholders subject to Section 16 reporting with respect to the Company under the Exchange Act) to sell or otherwise transfer or dispose of Common Shares or other securities in an amount up to an aggregate of $1,000,000, or (b) such waiver or termination, in full or in part, is in connection with any underwritten public offering, whether or not such offering or sale is wholly or partially a secondary offering of the Common Shares during the Restricted Period (a “Follow-on Offering”); provided that the undersigned, to the extent the undersigned has a contractual right to demand or require the registration of the undersigned’s Common Shares or otherwise “piggyback” on a registration statement filed by the Company for the offer and sale of its Common Shares, (i) shall be offered the opportunity to participate on a pro rata basis consistent with such contractual rights in such Follow-on Offering and on pricing terms that are no less favorable than the terms of the Follow-on Offering or (ii) such contractual rights are waived pursuant to the terms thereof; and in the event the Underwriters make the determination to cut back the number of securities to be sold by shareholders in the Follow-on Offering, such cut back shall be on a basis consistent with such contractual rights.

Notwithstanding any other provisions of this Agreement, if the Representatives in their sole discretion determine that a record or beneficial owner of Common Shares, or other securities convertible into or exercisable or exchangeable for Common Shares, should be granted an early Pro-rata Release due to circumstances of emergency or hardship, then the undersigned shall not have any right to be granted a release pursuant to the terms of this paragraph.  In the event that any percentage of such Common Shares released from the lock-up restrictions are subject to any restrictions of the type set forth in clause (1) or (2) of the second paragraph of this Agreement, the same restrictions shall be applicable to the release of the same percentage of Common Shares held by the undersigned.  In the event that the undersigned is released from any of its obligations under this Agreement (pursuant to this paragraph), or by virtue of this Agreement (pursuant to this paragraph), becomes entitled to offer, pledge, sell, contract to sell, or otherwise dispose of any Common Shares prior to the date that is 60 days after the date of the Prospectus, the Representatives shall use their commercially reasonable efforts to provide notification of such to the undersigned within three business days thereof; provided that the failure to provide such notice shall not give rise to any claim or liability against the Representatives or the Underwriters.  For purposes of this Agreement, each of the following persons is a “Major Holder”: each officer and director of the Company and each record or beneficial owner, as of the date hereof, of more than 1% of the outstanding shares of securities of the Company (for purposes of determining record or beneficial ownership of a shareholder, all shares of securities held by investment funds affiliated with such shareholders shall be aggregated).

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

The undersigned understands that, if (i) the Representatives, on the one hand, or the Company, on the other hand, informs the other in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Public Offering, (ii) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the securities to be sold thereunder, (iii) the registration statement related to the Public Offering is withdrawn prior to the execution of the Underwriting Agreement or (iv) the Underwriting Agreement is not executed on or before November 30, 2021, then, in each case, this agreement shall automatically, and without any action on the part of any other party, be of no further force and effect, and the undersigned shall be automatically released from all obligations under this agreement.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Public Offering of the Shares and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriters may provide certain Regulation Best Interest and Form CRS disclosures or other related documentation to you in connection with the Public Offering, the Underwriters are not making a recommendation to you to participate in the Public Offering or sell any Shares at the price determined in the Public Offering, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation. The undersigned further acknowledges and agrees that none of the Underwriters has made any recommendation or provided any investment or other advice to the undersigned with respect to this Lock-Up Agreement or the subject matter hereof, and the undersigned has consulted its own legal, accounting, financial, regulatory, tax and other advisors with respect to this Lock-Up Agreement and the subject matter hereof to the extent the undersigned has deemed appropriate.

This agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,

By:
Name: Title:

[Signature Page to Lock-Up Agreement]